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                                                                    EXHIBIT 23.6

REPORT OF INDEPENDENT AUDITORS

Integrity Software Inc,
Dublin, Ireland.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated 15 January 1998, as amended 24 January 2000, relating to the financial statements of Saracen Computer Systems Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                                 Moore Stephens

Chartered Accountants &
Registered Auditors
Charterhouse
165 Newhall Street
Birmingham B3 1SW


16 March 2000